AMENDED AND RESTATED EMPLOYMENT AGREEMENT entered as of the 27th day of February, 2004.

AMONG:                HF HOLDINGS, INC., a Delaware corporation.

                      ("COMPANY")

                      ICON HEALTH & FITNESS, INC., a Delaware
                      corporation.

                      ("SUBSIDIARY")

                      GARY E. STEVENSON, acting in his personal capacity, of the City of PROVIDENCE, State of UTAH.

                      ("EMPLOYEE")

THE PARTIES AGREE AS FOLLOWS:

1 PREAMBLE

  1.1 The COMPANY and the SUBSIDIARY made an exchange offer for all outstanding 13% Senior Subordinated Notes due 2002 of the SUBSIDIARY, 15% Senior Secured Discount Notes due 2004 of IHF Holdings, Inc. and 14% Senior Discount Notes due 2006 of ICON Fitness Corporation, pursuant to an Exchange Offer and Consent Solicitation, dated July 30, 1999, as supplemented (the "Exchange Offer").

  1.2 In connection with the Restructuring (as defined in the Equity Letter Agreement (the "Equity Letter"), dated July 8, 1999 and attached, as amended, to the Exchange Offer as Annex H) the COMPANY concluded an agreement for the employment of the EMPLOYEE as President and Chief Operating Officer of the COMPANY, according to the terms and conditions set forth in such agreement, dated September 27, 1999.

  1.3 That agreement was amended by a First Amendment to Employment Agreement, dated April 29, 2002 and a Second Amendment to Employment Agreement, dated May 17, 2003 (as amended from time to time, the "Original Agreement").

  1.4 EMPLOYEE has informed the COMPANY of his intent to perform full-time church service, as contemplated in Section 9.3 of the Original Agreement, and to return to employment with the Company upon completion of such church service.

  1.5 The EMPLOYEE and the COMPANY want to provide for the EMPLOYEE's ability to perform such full-time church service for approximately three (3) years pursuant to a Leave of Absence (as hereinafter defined).

  1.6 The Original Agreement is hereby amended and restated in its entirety to record the terms and conditions which govern the mutual relations of the parties hereto with respect to its subject matter and to expressly provide for EMPLOYEE's performance of full-time church service pursuant to the Leave of Absence and subsequent return to the Company (as hereby amended and restated, the "Agreement").

  1.7 In this Agreement, "BUSINESS" means the manufacture, sale and distribution of SPORTING GOODS as carried on by the COMPANY, the SUBSIDIARY, and their respective various divisions and subsidiaries, from time to time. "SPORTING GOODS" means fitness equipment and accessories, which presently involve treadmills, home gyms, aerobic exercises, trampolines, weights and benches and exercise accessories, but the content of such product lines may vary from time to time.

  1.8 In this Agreement, AFFILIATES means any entity in which the COMPANY or the SUBSIDIARY holds more than a twenty percent (20%) voting interest direct or indirect.

2 EMPLOYMENT

  2.1 The Original Agreement came into effect on September 27, 1999 ("Effective Date").

  2.2 Subject to earlier termination as hereinafter provided, the COMPANY hereby employs the EMPLOYEE and the EMPLOYEE agrees to serve the COMPANY in the positions of President and Chief Operating Officer from the Effective Date until July 31, 2008, (the "TERM"). Except as expressly provided herein, the TERM shall include a one time leave of absence, during which the EMPLOYEE is relieved of his obligation to perform the duties specified in Section 5.1 through 5.8 hereof, otherwise required pursuant to this Agreement for the COMPANY, including any current and future SUBSIDIARY, commencing on July 1, 2004 and ending not later than July 31, 2007 so that the EMPLOYEE can serve as a Mission President for The Church of Jesus Christ of Later- day Saints, which the Company acknowledges is full time church service (the "Leave of Absence").

  2.3 Although this agreement is concluded between the COMPANY and the EMPLOYEE, it is agreed that the duties and obligations of the EMPLOYEE hereunder extend to the SUBSIDIARY and to all of the COMPANY's other subsidiaries, present and future, although the EMPLOYEE will not necessarily be an employee of such entities. The EMPLOYEE agrees to serve, if requested by the COMPANY, as an officer or director of the SUBSIDIARY and any other subsidiaries, in each case without additional consideration.

3 BASE SALARY, EXPENSES AND BENEFITS

  3.1 In consideration for the faithful performance of services, the other obligations of the Employee hereunder which continue during the Leave of Absence and the Employee's execution of this amended and restated Agreement, by the EMPLOYEE to be rendered to the COMPANY as herein provided during the TERM but not during the Leave of Absence, the COMPANY shall pay to the EMPLOYEE during the TERM (which shall include the Leave of Absence) an annual base salary of FIVE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($575,000) payable in semi-monthly installments or in accordance with the general policy of the COMPANY which may change from time to time but in no event less frequently . than monthly.

  3.2 The annual base salary mentioned in Section 3.1 above shall be reviewed by the Board of Directors of the COMPANY and may be adjusted upwards in the Board's discretion, annually for each year of the TERM, taking into account, among other things:

        (a) the performance by the EMPLOYEE of his duties and functions pursuant to this Agreement,

        (b) the general economic situation,

        (c) the development and performance of the BUSINESS, and

        (d) other matters deemed relevant by the Board of Directors such as an increase in shareholder equity and the rate on return on investment.

  3.3 The COMPANY shall reimburse the EMPLOYEE for all reasonable expenses which are incurred during the TERM by the EMPLOYEE in the performance of his duties hereunder and (i) subject to the COMPANY's annual budget or
        (ii) as authorized by the Board of Directors of the COMPANY or (iii) in accordance with the policies and procedures established from time to time by the Board of Directors of the COMPANY or a committee delegated for such purpose.

  3.4 During the TERM, but not during the Leave of Absence, the COMPANY shall provide the EMPLOYEE with the use of a new automobile of his choice, acting reasonably (and consistently with his past practice) every three
        (3) years for the purposes of his employment commensurate with the position of the EMPLOYEE and having regard to COMPANY policy in force from time to time.

        The COMPANY shall assume all costs and expenses of said automobile and its operation, including, without limitation, insurance, maintenance, gas and use of such automobile. Upon the expiry of the TERM, the EMPLOYEE shall deliver such automobile to the COMPANY.

  3.5 During the TERM (including the Leave of Absence), the EMPLOYEE shall be entitled to participate in the COMPANY's life, welfare, and health insurance plans for senior executives on the same terms as those of other senior executives.

  3.6 During the TERM, the EMPLOYEE shall be entitled to participate in fringe benefit programs and general salary adjustment increases which are not less favorable than those extended by the COMPANY to its senior executives, including without limitation the deferred compensation plan previously established by the Board of Directors, but excluding for this purpose any such plan or program adopted exclusively for the benefit of junior management.

4 ANNUAL BONUS

  4.1 The EMPLOYEE shall receive (a) with respect to (i) each fiscal year ending during the TERM but not during the Leave of Absence, and (ii) that portion of any fiscal year ending after TERM but not during the Leave of Absence, during which he is employed hereunder, a bonus equal to one and thirty-two hundredths percent (1.32%) or one and one-tenth percent (1.10%) in the event of the application of the proviso set forth in Section 9.8 hereof, of the consolidated EBITDA (as that term is defined in the Credit Agreement, dated April 9, 2002, among the SUBSIDIARY, General Electric Capital Corporation and the other lenders thereunder, without regard to any amendments thereto) of the SUBSIDIARY and its subsidiaries (but not including the COMPANY) and (b) with respect to each fiscal year ending during the Leave of Absence, a bonus equal to one and one-tenth percent (1.10%) of the consolidated EBITDA (as defined in Section 4.1(a) above) calculated using the Company's fiscal year ending May 31, 2003, which annual bonus shall be payable in equal monthly installments during each year of the Leave of Absence commencing (on an estimated basis if necessary) with the first pay period of the first month of the Leave of Absence; provided, however, that such bonus payments (i) shall, in the event of a Material Acquisition (as reasonably determined in good faith by the Board of Directors) by the COMPANY or the SUBSIDIARY and absent an agreement to the contrary between the COMPANY and the EMPLOYEE, be calculated without taking account of any EBITDA (as defined above) properly attributable to such Material Acquisition, and (ii) shall not be payable with respect to any such fiscal year unless such EBITDA for such fiscal year exceeds five and one half percent (5.5%) of the consolidated net sales of the SUBSIDIARY and its subsidiaries (but not including the COMPANY) determined in accordance with generally accepted accounting principles and provided, further, that for purposes of this Agreement, EBITDA shall be calculated without regard to any bonuses payable hereunder.

  4.2 The sole basis for the bonus calculation shall be the audited financial statements of the SUBSIDIARY and its subsidiaries for the fiscal year in question.

  4.3 Any bonus to which EMPLOYEE is entitled under the provisions of this Agreement for any fiscal year shall be paid to him (regardless of whether the TERM has terminated) in accordance with the COMPANY's previous practice, with a first installment equal to forty percent (40%) of a good faith estimate of the bonus for such year, to be paid during the month of December of such year and a final installment to be paid as promptly as reasonably practicable after the end of, but not later than the 75th day after the end of each such fiscal year.

5 DUTIES

  5.1 During the TERM but not during the Leave of Absence, the EMPLOYEE shall perform those functions which are normally the functions of the President and Chief Operating Officer of the COMPANY and such other offices as he may hold pursuant to Section 2.3, and shall further perform those functions which shall be reasonably determined from time to time by the Board of Directors of the COMPANY, such functions not to be inconsistent with those herein set forth. The EMPLOYEE shall report to, and be subject to the authority of, the Board of Directors of the COMPANY.

  5.2 During the TERM but not during the Leave of Absence, the COMPANY shall give the EMPLOYEE a notice of six (6) months prior to any relocation of the EMPLOYEE (the COMPANY shall not relocate the EMPLOYEE during the Leave of Absence).

  5.3 During the TERM but not during the Leave of Absence, it is the specific responsibility of the EMPLOYEE, between regular meetings of the Board, to apprise Board Members of significant business matters.

  5.4 During the TERM but not during the Leave of Absence, EMPLOYEE shall devote his entire working time, attention and energies to the business of the COMPANY, the SUBSIDIARY, and their respective AFFILIATES.

  5.5 During the TERM but not during the Leave of Absence, the EMPLOYEE shall not, except under Section 5.6, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the prohibition contained in the present clause, the EMPLOYEE shall be entitled to . continue to sit on the boards of directors of the companies listed on
        Schedule I hereto, and on the boards of directors of other companies if such activity is approved in writing by the Board of Directors of the COMPANY. In the case of non-profit corporations or charities, such approval shall not be unreasonably withheld, but, in all other cases, the Board of Directors shall have sole discretion to grant, delay or withhold approval, with or without conditions.

  5.6 During the Term but not during the Leave of Absence, the EMPLOYEE shall not invest his personal assets in any business other than NON- COMPETING BUSINESSES, and even in the case of such investments:

        (a) No services are required or furnished on the part of the EMPLOYEE in the operations of the companies in which such investments are made and in which his participation is solely that of an investor provided that this subsection is not infringed by the EMPLOYEE's providing counseling (and not acting in a "line" capacity) on a non-remunerative basis to all such companies for a maximum of 5 hours per week and 200 hours per year; and

        (b) If the EMPLOYEE purchases securities in any corporation whose securities are regularly traded in a recognized securities market, such purchases shall not result in his collectively owning beneficially at any time five percent (5%) or more of the equity securities of any corporation engaged in a business other than a NON-COMPETING BUSINESS.

        The foregoing restrictions shall not apply to any investment of whatever extent the EMPLOYEE may take in the shares of the COMPANY or of any successor company.

        For the purposes of this subsection, NON-COMPETING BUSINESSES are all businesses other than those which compete with:

        (a) the BUSINESS; or

        (b) any other business carried on in the future by the COMPANY, the SUBSIDIARY or any AFFILIATES, provided that the EMPLOYEE has access to confidential information concerning such business.

        Moreover, the EMPLOYEE shall not knowingly assist any RELATIVE to make any investment which the EMPLOYEE is not permitted to make by this section.

  5.7 The EMPLOYEE is a member of the Board of Directors and acknowledges that he has a significant interest in this Agreement and undertakes during the Term but not during the Leave of Absence, the following:

        5.7.1 To seek independent legal counsel at the COMPANY's expense to negotiate and review this Agreement on the EMPLOYEE's behalf;

        5.7.2 To disclose his interest in this Agreement to the other members of the Board of Directors; and

        5.7.3 To retire from and abstain from the discussion and vote at any meeting of the Board of Directors at which this Agreement or any default by EMPLOYEE or matter arising therefrom is the subject of a discussion or a vote.

  5.8 The EMPLOYEE also undertakes during the Term but not during the Leave of Absence, the following:

        5.8.1 To use every best effort (including the establishment of written procedures known to operation personnel) to promptly bring to the attention of the Board of Directors of the COMPANY any matter requiring the COMPANY's decision or action where his own interests or those of a RELATIVE are involved and to abstain from taking such decision or action until the Board of Directors decides.

        5.8.2 If requested, to be absent from and abstain from the discussion and vote at any meeting of the aforementioned Board of Directors where the subject matter being discussed and voted upon is any matter covered by Section 5.8.1.

        5.8.3 For the purposes of this Agreement, RELATIVE means the EMPLOYEE's spouse, parent, sibling, child or sibling's children, the spouses of the foregoing and any other person who could be claimed as a dependent on the EMPLOYEE's or RELATIVE's federal income tax return, any corporation or partnership in which a RELATIVE or the EMPLOYEE holds a five percent (5%) interest or of which a RELATIVE or the EMPLOYEE is an officer or director, and any trust of which any of the foregoing is a beneficiary.

     Notwithstanding anything contained herein to the contrary, no provision of this Agreement shall be deemed to excuse the Executive during the Leave of Absence of any and all fiduciary obligations imposed on a member of the Board of Directors by applicable law.

6 EQUITY GRANT

  6.1 The COMPANY previously issued to the EMPLOYEE 291,700 shares of Common Stock of the COMPANY in connection with the execution of the Original Agreement, at no cost to EMPLOYEE, which the COMPANY represents and warrants is equal to 2.91617% of the COMPANY's Common Stock outstanding on a fully diluted basis upon closing of the Restructuring.

7 CONFIDENTIALITY, ETC.

  7.1 The EMPLOYEE recognizes and acknowledges that the confidential information, trade secrets and proprietary processes of the COMPANY, its AFFILIATES and subsidiaries as they may exist from time to time are valuable, special and unique assets of the BUSINESS of the COMPANY, its AFFILIATES and subsidiaries, access to and knowledge of which are essential to the performance of the EMPLOYEE's duties hereunder. The EMPLOYEE will not, during the TERM or at any time 3 within five (5) years following its termination, for any reason whatsoever, in whole or in part, disclose such confidential information, secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the EMPLOYEE make use of such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except the COMPANY, its AFFILIATES and subsidiaries) under any circumstances whatsoever, except as may be required in the fulfillment of his function with the COMPANY within the terms of this Agreement or except as provided by law, provided these restrictions shall not apply to such information, secrets and processes which are then in the public domain (provided that the EMPLOYEE was not responsible, directly or indirectly, for permitting such secrets or . process to enter the public domain without the COMPANY's consent).

  7.2 The EMPLOYEE furthermore agrees that upon termination of the TERM he will remit to the COMPANY all writings and materials, in his possession or under his control, which either belong to the COMPANY and AFFILIATES or which may contain confidential information concerning the COMPANY and AFFILIATES. The EMPLOYEE may, however, retain his personal diary/agenda after removing or destroying all confidential COMPANY or AFFILIATES material therein.

  7.3 Any and all inventions, discoveries, development, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable) conceived, made, developed, created or reduced to practice by the EMPLOYEE (whether at the request or suggestion of the COMPANY or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the TERM which may relate to the business, ventures or other activities of or products manufactured or sold by the COMPANY or any of its subsidiaries (collectively, "Proprietary Rights"), shall be promptly and fully disclosed by the EMPLOYEE to an appropriate executive officer of the COMPANY and shall be the COMPANY's exclusive property as against the EMPLOYEE and his heirs and personal representatives, and the EMPLOYEE hereby assigns to the COMPANY his entire right, title and interest therein and shall promptly deliver to an appropriate executive officer of the COMPANY all papers, drawings models, data and other material relating to any of the foregoing Proprietary Rights, conceived, made, developed, created or reduced to practice by him as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire."

        The EMPLOYEE shall, upon the COMPANY's request and without any payment therefor, execute any documents reasonably necessary or advisable in the opinion of the COMPANY's counsel to assign, and confirm the COMPANY's title in, his entire right, title and interest in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the COMPANY with respect to such Proprietary Rights as are the COMPANY's exclusive property as against the EMPLOYEE and his heirs and personal representatives under this Section 7.3 or to vest in the COMPANY title to such Proprietary Rights as against the EMPLOYEE and his heirs and personal representatives, the expense of securing any such patent or copyright, however, to be borne by the COMPANY. In addition, the Company shall reimburse the EMPLOYEE for any reasonable expenses incurred in having such documents reviewed by EMPLOYEE's counsel.

8 VACATION

  8.1 During the TERM but not during the Leave of Absence, the EMPLOYEE shall have the right to an annual paid vacation of no less duration than four
        (4) weeks.

9 TERMINATION OF EMPLOYMENT; LEAVE OF ABSENCE

  9.1 Notwithstanding any other provision contained herein, the COMPANY may on or after the Effective Date send to the EMPLOYEE notice of one of the following events and should the EMPLOYEE fail to cure the matter giving rise to the notice within thirty (30) days after receipt of such notice, the TERM shall terminate without any delay stipulated therein or any indemnity payable in lieu thereof:

        (a) EMPLOYEE's willful misconduct or gross negligence;

        (b) The commission of a criminal act by the EMPLOYEE against the COMPANY involving material harm (whether nor not charges are filed);

        (c) The commission by the EMPLOYEE of a criminal act of moral turpitude bringing the COMPANY into disrepute (whether or not charges are filed);

        (d) Willful insubordination to any directive of the Board of Directors provided reasonable prior notice of such directive is given; or

        (e) Actions contrary to Sections 5.4, 5.5, 5.6, 5.8, 7 or 10 causing COMPANY or AFFILIATES material harm; provided, however, during the Leave of Absence (i) in the case of paragraph "(d)" above, the Board of Directors shall not make any "directives" to the EMPLOYEE that are not consistent with the EMPLOYEE's actual circumstances during the Leave of Absence, and (ii) in the case of paragraph "(e)" above, the cross reference to Sections 5.4, 5.5,5.6, 5.7 and 5.8 shall not apply.

  9.2 Notwithstanding any other provision contained herein (in which case the provisions of Section 9.9(d) shall apply), the TERM shall terminate automatically, without notice or indemnity in lieu thereof, upon the occurrence of one of the following events:

        (a) The bankruptcy or voluntary state insolvency filing of the EMPLOYEE; or

        (b) The death of the EMPLOYEE.

  9.3 Except during the Leave of Absence, the EMPLOYEE may terminate the TERM by sending his resignation in writing to the Board of Directors not less than six (6) months prior to the effective date of such resignation, failing which notice the EMPLOYEE may be subject to any and all damages incurred as a result of such failure.

  9.4 Except under the circumstances described in Section 9.6 and except during the Leave of Absence other than as provided in Section 9.9(c), the COMPANY may terminate the TERM by sending a notice in writing to the EMPLOYEE. Notwithstanding the foregoing, the Company may at any time following an occurrence of a "Change of Control" as defined in the Stockholders Agreement of HF Holdings, Inc. dated September 27, 1999 terminate the TERM by sending notice in writing to EMPLOYEE.

  9.5 The EMPLOYEE may immediately terminate the TERM by sending a notice of termination to the Board of Directors with immediate effect following any material diminution of the EMPLOYEE's responsibilities or in the event that the EMPLOYEE is asked by the Board of Directors to perform any act which a reasonable person would consider illegal or unethical and the COMPANY has not withdrawn its request to the EMPLOYEE to perform such act within five (5) days of receiving a written notice from the EMPLOYEE to withdraw such a request.

  9.6 The COMPANY may immediately terminate the TERM, but not the Leave of Absence, by sending a notice in writing to the EMPLOYEE with immediate effect:

        9.6.1  after a period of six (6) consecutive months (or aggregating six
               (6) months in any twelve (12) month period) of absence by the EMPLOYEE from his employment as a result of sickness or disability, or

        9.6.2 after sixty (60) days of absence by the EMPLOYEE from his employment as a result of sickness or disability and a certification by three (3) physicians that the EMPLOYEE is likely to be disabled for a period of at least six (6) months from the initial date of sickness or disability. One (1) such physician shall be chosen by the EMPLOYEE, one (1) shall be chosen by the COMPANY and the third shall be chosen by the other two (2) selected physicians. The EMPLOYEE agrees that in the event of his sickness, he shall submit himself for examination by such physicians if reasonably requested to do so by the COMPANY. For the purposes of this section, "disabled" or "disability" shall mean a temporary or permanent substantial inability because of a physical or mental illness to continue to discharge the EMPLOYEE's duties hereunder.

        Notwithstanding any other provision hereof, the EMPLOYEE's compensation during any period of the EMPLOYEE's disability shall be reduced to the extent of any payments to the EMPLOYEE for such period under any disability plan or program maintained for the EMPLOYEE by the COMPANY for his benefit.

  9.7 In the event of the termination of the TERM by virtue of section 9.6 in addition to the payments described therein, the COMPANY shall pay to the EMPLOYEE a severance pay equal to one (1) month base salary in effect at termination for each calendar year, or part thereof, of the EMPLOYEE's employment with the COMPANY, the SUBSIDIARY, IHF Capital, Inc. or IHF Holdings, Inc. (or any predecessor companies of the COMPANY, the SUBSIDIARY, IHF Capital, Inc., or IHF Holdings, Inc.) after January 1, 1988.

  9.8   In the event of the termination of the TERM by virtue of Section 9.3,
        9.4 or 9.5, the COMPANY shall pay to the EMPLOYEE a severance payment equal to the EMPLOYEE's base salary then in effect and the bonus referred to in Section 4 hereof, pro-rated (meaning paid in equal monthly installments each year over the period of the payment), for (a) twelve (12) months following the termination of the TERM if such termination occurs after the date which is three (3) months after the Return Date or (b) the number of months remaining in the TERM if such Termination occurs prior to the date which is three (3) months after the Return Date; provided, however, that (i) if the EMPLOYEE's resignation is submitted by EMPLOYEE pursuant to Section 9.3, then the bonus referred to in Section 4.1 hereof shall be calculated at the rate of one and one-tenth percent (1.10%), (ii) the aggregate severance pay payable to the EMPLOYEE pursuant to this Section 9.8 (irrespective and independent of any payments pursuant to Section 10.3 hereof) shall not exceed (a) 36 months in the event that the EMPLOYEE elects not to return to employment with the Company following the Leave of Absence and (b) 48 months in the event that the EMPLOYEE is terminated by the Company for any reason and (iii) for purposes of the preceding clause (ii) in calculating the amount of severance pay, payments of base salary and bonus during the Leave of Absence shall be deemed to constitute severance pay. For the purposes of this Section 9.8, the bonus referred to in Section 4.1 hereof shall be determined using EBITDA (as defined in Section 4.1 hereof) for the fiscal year immediately preceding termination and shall be paid to the EMPLOYEE within ninety (90) days from the end of the COMPANY's applicable fiscal year, and the base salary shall be paid to the EMPLOYEE on the same payment schedule as was applicable to the EMPLOYEE during his employment; provided however if termination occurs during the Leave of Absence the bonus referred to in
        Section 4.1 shall be determined using EBITDA as of May 31, 2003.

  9.9 (a) Notwithstanding the foregoing, the COMPANY has agreed to the EMPLOYEE taking the Leave of Absence commencing not later than July 1, 2004 (the "Commencement Date") and ending not later than July 31, 2007 (the "Return Date"). In no event will the Leave of Absence by the EMPLOYEE be deemed a resignation by EMPLOYEE; provided, however, that if EMPLOYEE does not return to the COMPANY to resume his duties on or prior to the Return Date, the EMPLOYEE will be deemed to have terminated the TERM pursuant to Section 9.3 hereof as of the Return Date but without being subject to any damages for lack of notice provided therein.

        (b) During the Leave of Absence, this Agreement shall remain in full force and effect and the COMPANY shall continue to pay EMPLOYEE his
            (i) base salary in effect on the date such Leave of Absence begins, payable on the same schedule as was payable to EMPLOYEE prior to the Leave of Absence, and (ii) the annual bonus payments referred to in
            Section 4.1 hereof.

        (c) At such time as the EMPLOYEE determines to end the Leave of Absence, EMPLOYEE shall provide the COMPANY not less than two (2) months prior written notice of his intent to return to the COMPANY to resume his full duties as its President and Chief Operating Officer, as set forth in this Agreement, and state the Return Date. On the Return Date, the EMPLOYEE will be reinstated as the Company's President and Chief Operating Officer for the duration of the TERM, subject to the provisions of this Agreement, and any bonus payments following the Leave of Absence shall be calculated pursuant to
            Section 4.1(b).

            (i) Notwithstanding the foregoing, in the event that during Leave of
                Absence David Watterson shall cease to be Chairman and Chief Executive Officer of the COMPANY, the COMPANY will give prompt notice thereof to Scott Watterson and to the EMPLOYEE, asking Scott Watterson to return to the COMPANY as its Chairman and Chief Executive Officer as provided in an Employment Agreement of even date with Scott Watterson. In the event Scott Watterson does not so return to the COMPANY, the COMPANY shall ask the EMPLOYEE to return to the COMPANY as its Chairman and Chief Executive Officer. In the event that the EMPLOYEE accepts the COMPANY'S request and actually does return to the COMPANY within 60 days after the COMPANY's request, the EMPLOYEE will thereupon become the Chairman and Chief Executive Officer. In the event the EMPLOYEE does not so return to the COMPANY, this Agreement shall continue in effect, however (x) Section 9.4 shall thereupon apply without the words "and except during the Leave of Absence", (y) if the COMPANY during the remainder of the Leave of Absence terminates the TERM pursuant to Section 9.4 as then applicable, EMPLOYEE shall have the right until September 30, 2007 to reemployment with the COMPANY, but only in an executive position, with salary and duties commensurate with such position, and for such term, in each case, as the EMPLOYEE and the Board of Directors shall then agree (subject to the Board of Directors' fiduciary duties), and (z) if in the case of clause (y) EMPLOYEE is unable to reach agreement with the Board of Directors on the executive position (whether because of the Board of Directors' exercise of its fiduciary duties or otherwise), then EMPLOYEE shall receive the remaining severance payments to which he would then be entitled to in Section 9.8 as a result of the prior termination of the TERM by the Company pursuant to Section 9.4, which shall be EMPLOYEE's sole remedy under law, equity or otherwise.
           (ii) In the event that during the Leave of Absence the COMPANY shall have terminated the TERM pursuant the last sentence of Section
                9.4 following the occurrence of a Change of Control, EMPLOYEE shall have no obligation to return to the COMPANY as Chief Operating Officer or in any other executive position, but EMPLOYEE shall have the right until September 30, 2007 to reemployment with the COMPANY but only in an executive position, with salary and duties commensurate with such position, and for such term, in each case, as the EMPLOYEE and the Board of Directors shall then agree (subject to the Board of Directors' fiduciary duties). If EMPLOYEE is unable to reach agreement with the Board of Directors with respect to executive position (whether because of the Board of Directors' exercise of its fiduciary duties or otherwise), then EMPLOYEE shall receive the remaining severance payments to which he would then be entitled to in Section 9.8 as a result of the prior termination of the TERM by the Company pursuant to Section 9.4, which shall be
                EMPLOYEE's sole remedy under law, equity or otherwise.
        (d) In the event the Agreement is terminated pursuant to Section 9.2 (b)
            during the Leave of Absence, the estate of the Employee shall be entitled to all payments that would otherwise have been due to the Employee hereunder during the Leave of Absence.

10 RESTRICTIVE COVENANT

  10.1 EMPLOYEE shall not, during the TERM and for a period of one (1) year from its termination, either directly or indirectly, individually or in partnership, carry on or be engaged in, or concerned with or interested in, in any capacity whatsoever (including that of principal, agent, shareholder (subject to section 5.6(b)), consultant, employee, lender or surety), any person, firm, association, syndicate or company engaged in or concerned with or interested in the conception, development, fabrication, transformation, marketing, distribution, advertising, franchising or sale in Canada, the United States or the European Economic Community, or any of them, of any products or services similar or identical to any of those manufactured, distributed, or sold by the COMPANY or any of its subsidiaries in the course of his employment with the COMPANY, its AFFILIATES and subsidiaries.

  10.2 (a) EMPLOYEE shall not, during the TERM hereunder and for a period of twelve (12) months from its termination, directly or indirectly, hire any Designated Employee.

        (b) EMPLOYEE shall not, during the TERM hereunder and for a period of eighteen (18) months from its termination, directly or indirectly, solicit, interfere with or endeavor to entice away, any Designated Employee.

        (c) For purposes of this Section 10.2, the term "Designated Employee" shall mean any person if that person is or was a Senior Employee of the COMPANY or any of its AFFILIATES or subsidiaries during the period beginning six (6) months prior to the termination of the TERM and ending (i) in the case of clause (a), twelve (12) months thereafter and (ii) in the case of clause (b), eighteen (18) months thereafter, but shall exclude Scott R. Watterson or any RELATIVE. For purposes of this Section 10.2 "Senior Employee" shall mean each of the two hundred (200) most highly compensated employees of the COMPANY or any of its subsidiaries or AFFILIATES.

  10.3 With respect to any termination, such period shall be extended by written notice to the EMPLOYEE within thirty (30) days of such termination by an additional two (2) years (i.e., for a total of three
        (3) years from the termination of EMPLOYEE's employment) if and to the extent that the COMPANY, at its option, pays to the EMPLOYEE additional severance pay equal to the EMPLOYEE's base salary then in effect and the bonus referred to in Section 4 hereof, pro-rated (meaning paid in equal monthly installments each year over the period of the payment) for the period of the payment, for an additional two (2) years beyond that required to be paid by the COMPANY to the EMPLOYEE under Section 9.8. If paid at the COMPANY's option, such bonuses, which shall be determined using EBITDA (as defined in Section 4.1 hereof) for the fiscal year immediately preceding termination, are to be paid within ninety (90) days from the end of the COMPANY's applicable fiscal year, and the base salary shall be paid to the EMPLOYEE on the same payment schedule as was applicable to the EMPLOYEE during his employment.

11 REASONABLENESS AND REMEDIES

  11.1 The EMPLOYEE agrees that all the conditions and restrictions established in this Agreement are reasonable taking into account the circumstances surrounding this Agreement.

  11.2 The EMPLOYEE recognizes that in the view of the serious and irreparable harm which a violation hereof would have on the COMPANY, and without prejudice to the COMPANY's other remedies, injunctive relief would constitute an available and appropriate remedy and, to the extent permitted by law, the COMPANY shall not be required to furnish any security or bond in respect thereof.

12 [INTENTIONALLY OMITTED]

13 GENERAL LIMIT ON EMPLOYEE'S LIABILITY

  13.1 As a general and overall limitation of the EMPLOYEE's liability to the COMPANY and AFFILIATES, the COMPANY agrees that the EMPLOYEE shall not be liable, for any reason except as set forth below, to the COMPANY or any of its AFFILIATES for an amount in excess of the amount provided in the next sentence hereof. Accordingly, as and for their sole remedy against the EMPLOYEE, the COMPANY agrees that for any claim or cause of action that the COMPANY or any of its AFFILIATES may have against the EMPLOYEE, whether past or future, their sole remedy shall be the forfeiture of the EMPLOYEE's salary, bonus and other compensation (but not the equity grant under Section 6.1 hereof, which shall not be subject to forfeiture) received by the EMPLOYEE during the COMPANY's fiscal year in which the EMPLOYEE's termination occurred plus subsequently accruing compensation. In this regard, the COMPANY agrees, to the extent permitted by applicable law, to indemnify the EMPLOYEE from and against any liability the EMPLOYEE may have in excess of that provided in the immediately preceding sentence (i) hereunder or (ii) for any other claim the COMPANY or any of its AFFILIATES may have against the EMPLOYEE. However, nothing in this Section 13 shall limit the EMPLOYEE's liability to the COMPANY or any of its AFFILIATES or provide the EMPLOYEE any indemnity (i) for any act by the EMPLOYEE involving theft, fraud or embezzlement against the COMPANY or any of its AFFILIATES, (ii) in respect of any equitable remedy against the EMPLOYEE, (iii) in respect of any agreement listed on Schedule I of the Old Employment Agreement (as defined in that separate Termination Agreement among IHF Capital, Inc., IHF Holdings, Inc., SUBSIDIARY and EMPLOYEE, dated September 27, 1999 (the "Termination Agreement")) or any agreement heretofore or hereafter entered into by the EMPLOYEE after the date of the Old Employment Agreement, (iv) in respect of any claim or cause of action asserted by the COMPANY or any of its AFFILIATES as a counterclaim (to the extent of any liability the COMPANY or any of its AFFILIATES may have by reason of the EMPLOYEE claim in question) or as a set off, or (v) under Section 7, 9.3 or 10 of this Agreement or under the Non-Competition Agreement (as defined in the First Amended and Restated Master Transaction Agreement dated as of October 12, 1994 among ICON Health & Fitness, Inc. and the other parties thereto (the "Master Transaction Agreement")); provided, however, that the aggregate of the liability of the EMPLOYEE to the COMPANY or any of its AFFILIATES, under
        Section 7, 9.3 or 10 of this Agreement or to the COMPANY, any of its AFFILIATES, IHF Capital, Inc. or any of its AFFILIATES (as defined in the Old Employment Agreement) under the Non-Competition Agreement and of the liability of the EMPLOYEE to IHF Capital, Inc. or any of its AFFILIATES (as so defined) in respect of claims subject to the $18,000,000 limits set forth in the third to last sentence of Section
        10.3.1.1 of the Master Transaction Agreement, shall not exceed
        $1,240,000.

14 AMENDMENTS

  14.1 This Agreement may be amended only by written instrument duly executed by all the parties hereby and approved by the Board of Directors of the COMPANY.

15 NO ASSIGNMENT

  15.1 No party hereto shall assign, in whole or in part, this agreement or any of its or his respective rights and obligations hereunder without the express prior written consent of the other parties hereto; for this purpose the merger or reorganization of the COMPANY or the SUBSIDIARY or any AFFILIATES shall not be considered an assignment.

16 NO WAIVER

  16.1 No waiver by any party of any breach of the obligations of any other party hereunder shall be a waiver of any subsequent breach or of any other obligation, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to any subsequent breach.

17 SEVERABILITY

  17.1 The invalidity of one of the provisions of this Agreement shall not invalidate or otherwise affect any of the other provisions of this Agreement, which shall remain in full force and effect, and each such invalid provision shall be construed by limiting it so as to be valid for the maximum extent permitted by law.

18 CURRENCY, ETC.

  18.1 All references in this Agreement to dollar or $ mean lawful currency of the United States of America.

  18.2 The COMPANY shall have the right to withhold, from or in respect of any payment, benefit or other item of compensation due to the EMPLOYEE hereunder, any federal, state or local taxes of any kind required by law to be withheld with respect thereto. In the event that at the time any withholding is required hereunder, the amount of cash payments from which the applicable withholding taxes may be deducted is less than the withholding taxes due, the EMPLOYEE shall pay to the COMPANY, in immediately available funds, an amount equal to such shortfall.

19 GOVERNING LAW; ARBITRATION

  19.1 This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Utah, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction; provided, however, that any dispute relating to the provisions of
        Section 19.2 shall be governed by the United States Arbitration Act as then in force.

  19.2 Except solely as set forth in Section 19.4, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three (3) arbitrators, at least one (1) of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from the second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party by notice to all other parties.

  19.3  The place of arbitration shall be Salt Lake City, Utah.

  19.4 The parties hereto exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section 19 may be enforced in any court having jurisdiction over the award of any of the parties or any of their respective assets and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this
        Section 19 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

  19.5 To the extent not prohibited by applicable law which cannot be waived, each of the parties hereto hereby waives, and covenants that he or it will not assert (whether as plaintiff, defendant, or otherwise), any right to trial by jury in any forum in respect of any issue, claim, demand, cause of action, action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof, in each case whether now existing or hereafter arising and whether in contract or tort or otherwise. Any of the parties hereto may file an original counterpart or a copy of this Section 19.5 with any court as written evidence of the consent of each of the parties hereto to the waiver of his or its right to trial by jury.

  19.6 Each of the parties hereto acknowledges that he or it has been informed by each other party that the provisions of Section 19 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

20 BINDING ON HEIRS

  20.1 This Agreement binds and inures to the benefit of the parties, their heirs, executors, administrators, successors and permitted assigns (subject to Section 9.2(b)).

21 ENTIRE AGREEMENT

  21.1 This Agreement embodies the entire Agreement between the parties hereto concerning the subject matters mentioned herein and supersedes all previous discussions, correspondence, understandings or agreements, whether written or oral, with respect to such matters, except as provided in the Termination Agreement. This Agreement shall constitute an agreement between employer and employee of the type referred to in
        Section 1, Chapter 28, Title 34 of the Utah Code, Annotated.

22 ATTORNEY'S FEES

  22.1 In the event that any party hereto shall be found in default or in breach of this Agreement pursuant to arbitral or judicial proceedings, such party shall be liable to pay all reasonable attorney's fees, court costs and other related collection costs and expenses incurred by the non-defaulting or non-breaching party in pursuing its rights hereunder.

23 NOTICES

  23.1 All notices and other communications necessary or contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three (3) business days after mailing by certified mail, when delivered by hand, or when delivered by facsimile upon confirmation of receipt, or one (1) day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

        (a) for notices and communications to the COMPANY or the SUBSIDIARY:

            HF HOLDINGS, INC.
            ICON HEALTH & FITNESS, INC.
            1500 South 1000 East
            Logan, Utah  84321
            Fax:  435-750-5238
            Attn: Board of Directors

        (b) For notices and communications to the EMPLOYEE:

            Gary E. Stevenson
            370 Abbey Lane
            Providence, Utah  84332

        (c) With a copy in each case to:

            Weil, Gotshal & Manges LLP 100 Federal Street 34th Floor Boston, MA 02110 Fax: 617-772-8333 Attn: Charles W. Robins, Esq.

            and

            Ropes & Gray
            One International Place
            Boston, MA  02110
            Fax:  617-951-7050
            Attn:  R. Newcomb Stillwell, Esq.

24 JOINT AND SEVERAL LIABILITY

  24.1 The COMPANY and the SUBSIDIARY shall be jointly and severally liable in respect of all payment obligations of the COMPANY hereunder.

              [Remainder of Page Intentionally Left blank]

[Stevenson Amended and Restated Employment Agreement]



IN WITNESS WHEREOF the parties have hereto signed this Agreement as of the date first written above.

                                   HF HOLDINGS, INC.


/s/ Debra Stephenson               By: /s/ S. Fred Beck
--------------------               ---------------------
    Witness                         Name:  S. Fred Beck
                                    Title:  Vice President

                                    ICON HEALTH & FITNESS, INC.


/s/ Debra Stephenson               By: /s/ S. Fred Beck
--------------------               --------------------
   Witness                          Name:  S. Fred Beck
                                    Title:  Vice President


/s/ F.                             By: /s/ Gary E. Stevenson
-----------------------            -------------------------
   Witness                           Gary E. Stevenson




                                   SCHEDULE I
                                       To
                              EMPLOYMENT AGREEMENT
                                      Among
                                HF HOLDINGS INC.
                           ICON HEALTH & FITNESS, INC.
                                       And
                                GARY E. STEVENSON

                                ------------

                                   Board Seats

                                ------------


                      Boy Scouts of America, Local Council
                           Utah State Business College